AppFolio, Inc. Announces Third Quarter Financial Results
Revenue grows 31%

SANTA BARBARA, Calif., October 27, 2022 (GLOBE NEWSWIRE) -- AppFolio, Inc. (NASDAQ: APPF) ("AppFolio" or the "Company"), a leading provider of cloud business management solutions for the real estate industry, today announced its financial results for the third quarter ended September 30, 2022.

“AppFolio increased the number of units served year-over-year by more than one million units for the second consecutive quarter – a clear testament that our customers rely on AppFolio products to optimize their operations, maximize their revenue and profits, and solve their staffing challenges,” said Jason Randall, President and CEO, AppFolio. “Our strategy for long-term growth is rooted in keeping existing customers happy, acquiring new customers, expanding adoption and usage, and delivering new capabilities and product value – all on a foundation of operational excellence.”

Financial Highlights
•Revenue: Total revenue was $125.1 million in the third quarter of 2022, a 31% increase from $95.8 million in the third quarter of 2021.
•Units Served: Total units on the AppFolio Property Manager platform increased to approximately 7.1 million in the third quarter of 2022 from approximately 6.0 million at the end of the third quarter of 2021.
•Income (Loss) from Operations: GAAP loss from operations in the third quarter of 2022 was $7.8 million, or 6% of revenue, compared to GAAP break-even in the same quarter of 2021. Non-GAAP income from operations in the third quarter of 2022 was $4.7 million, or 4% of revenue, compared to Non-GAAP income from operations of $3.8 million, or 4% of revenue, in the third quarter of 2021.
•Cash: Cash, cash equivalents, and investment securities were $184.5 million as of September 30, 2022. Non-GAAP free cash flow was $11.9 million, or 10% of revenue, in the third quarter of 2022, compared to $6.8 million, or 7% of revenue, in the same quarter of 2021.

Financial Outlook
Based on information available as of October 27, 2022, AppFolio's outlook for fiscal year 2022 follows:
•Full year revenue is expected to be in the range of $462 million to $466 million.
•Full year non-GAAP operating margin as a percentage of revenue is expected to be a loss of 1.5-2.5%.
•Weighted average shares outstanding are expected to be approximately 35 million for the full year.

Conference Call Information
As previously announced, the Company will host a conference call today, October 27, 2022, at 2:00 p.m. Pacific Time (PT), 5:00 p.m. Eastern Time (ET), to discuss the company’s third quarter 2022 financial results. A live webcast of the call will be available at: https://edge.media-server.com/mmc/p/b7297keo. To access the call by phone, please go to the following link: https://register.vevent.com/register/BIf67920663fb34bef80ab9b99d00c89ec, and you will be provided with dial in details. A replay of the webcast will also be available for a limited time on AppFolio’s Investor Relations website at https://ir.appfolioinc.com/news-events/events.

The Company also provides announcements regarding its financial results and other matters, including SEC filings, investor events, and press releases, on its Investor Relations website at https://ir.appfolioinc.com/, as a means of disclosing material nonpublic information and for complying with AppFolio's disclosure obligations under Regulation FD.

About AppFolio, Inc.
AppFolio is a leading provider of cloud business management solutions for the real estate industry. Our solutions enable our customers to digitally transform their businesses, address critical business operations and deliver a better customer experience. For more information about AppFolio, visit www.appfolioinc.com.

Investor Relations Contact:
Lori Barker
ir@appfolio.com

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to AppFolio’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “Statement Regarding the Use of Non-GAAP Financial Measures.” In this earnings release we are including certain non-GAAP financial measures for prior periods for which such measures were not previously reported to enhance comparability between periods.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements that are not statements of historical fact contained in this press release, and can be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts, “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those expressions. In particular, forward-looking statements contained in this press release relate to future operating results and financial position, including the Company's fiscal year 2022 financial outlook, anticipated future expenses and investments, the Company's business opportunities, and the impact of the Company's strategic actions and initiatives.

Forward-looking statements represent AppFolio's current beliefs and assumptions based on information currently available. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause the Company's actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in AppFolio's Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on February 28, 2022, as well as in the Company's other filings with the SEC. You should read this press release with the understanding that the Company's actual future results may be materially different from the results expressed or implied by these forward looking statements.

Except as required by applicable law or the rules of the NASDAQ Global Market, AppFolio assumes no obligation to update any forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$67,232	$57,847
Investment securities—current	72,018	64,600
Accounts receivable, net	14,884	12,595
Prepaid expenses and other current assets	22,660	23,553
Total current assets	176,794	158,595
Investment securities—noncurrent	45,200	61,076
Property and equipment, net	27,633	30,479
Operating lease right-of-use assets	28,539	41,710
Capitalized software development costs, net	36,002	41,212
Goodwill	56,060	56,147
Intangible assets, net	5,810	11,711
Other long-term assets	8,844	7,087
Total assets	$384,882	$408,017
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,508	$1,704
Accrued employee expenses—current	29,496	30,065
Accrued expenses	16,161	13,284
Other current liabilities	10,600	7,589
Total current liabilities	57,765	52,642
Operating lease liabilities	53,256	55,733
Other liabilities	1,989	2,261
Stockholders’ equity	271,872	297,381
Total liabilities and stockholders’ equity	$384,882	$408,017

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$125,079	$95,809	$347,825	$263,770
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)(1)	50,707	38,730	141,484	104,847
Sales and marketing(1)	25,644	19,362	77,558	53,255
Research and product development(1)	28,959	16,500	79,966	46,389
General and administrative(1)	19,347	13,404	76,258	40,971
Depreciation and amortization	8,241	7,826	24,977	22,844
Total costs and operating expenses	132,898	95,822	400,243	268,306
Loss from operations	(7,819)	(13)	(52,418)	(4,536)
Other income (loss), net	4,221	(353)	4,256	705
Interest income	374	65	632	173
Loss before provision for (benefit from) income taxes	(3,224)	(301)	(47,530)	(3,658)
Provision for (benefit from) income taxes	938	(160)	889	(6,017)
Net (loss) income	$(4,162)	$(141)	$(48,419)	$2,359

Net (loss) income per common share:
Basic	$(0.12)	$—	$(1.39)	$0.07
Diluted	$(0.12)	$—	$(1.39)	$0.07
Weighted average common shares outstanding:
Basic	35,043	34,614	34,936	34,525
Diluted	35,043	34,614	34,936	35,695
(1) Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	$789	$575	$1,873	$1,509
Sales and marketing	2,023	738	5,496	1,587
Research and product development	4,330	1,451	11,160	3,522
General and administrative	3,688	1,299	9,680	3,435
Total stock-based compensation expense	$10,830	$4,063	$28,209	$10,053

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash from operating activities
Net (loss) income	$(4,162)	$(141)	$(48,419)	$2,359
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	7,658	7,355	23,295	21,545
Amortization of operating lease right-of-use assets	689	913	2,498	2,312
Impairment	—	—	19,792	—
Deferred income taxes	158	(308)	(1,392)	(6,394)
Stock-based compensation, including as amortized	11,413	4,534	29,891	11,352
Gain on sale of business	(4,156)	(21)	(4,156)	(380)
Other	(92)	309	(86)	89
Changes in operating assets and liabilities:
Accounts receivable	345	2,657	(2,579)	(1,350)
Prepaid expenses and other current assets	(507)	(1,387)	(3,159)	(3,558)
Other assets	(321)	(199)	(1,629)	(1,181)
Accounts payable	214	83	231	1,384
Accrued employee expenses—current	2,395	(1,303)	(822)	6,335
Accrued expenses	809	1,621	3,991	(1,426)
Operating lease liabilities	(437)	310	(1,748)	1,995
Other liabilities	1,997	1,375	3,576	(6,623)
Net cash provided by operating activities	16,003	15,798	19,284	26,459
Cash from investing activities
Purchases of available-for-sale investments	(25,494)	(18,748)	(70,394)	(167,041)
Proceeds from sales of available-for-sale investments	—	1,000	—	43,198
Proceeds from maturities of available-for-sale investments	33,100	47,004	76,598	73,754
Purchases of property and equipment	(844)	(2,362)	(5,943)	(5,166)
Capitalization of software development costs	(3,275)	(6,600)	(10,468)	(18,511)
Proceeds from sale of business, net of cash divested	5,124	—	5,124	—
Net cash provided by (used in) investing activities	8,611	20,294	(5,083)	(73,766)
Cash from financing activities
Proceeds from stock option exercises	1,976	145	2,579	791
Tax withholding for net share settlement	(1,984)	(403)	(7,581)	(9,303)
Net cash used in financing activities	(8)	(258)	(5,002)	(8,512)
Net increase decrease) in cash and cash equivalents and restricted cash	24,606	35,834	9,199	(55,819)
Cash, cash equivalents and restricted cash
Beginning of period	42,876	49,046	58,283	140,699
End of period	$67,482	$84,880	$67,482	$84,880

RECONCILIATION FROM GAAP TO NON-GAAP RESULTS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Costs and operating expenses:
GAAP cost of revenue (exclusive of depreciation and amortization)	$50,707	$38,730	$141,484	$104,847
Less: Stock-based compensation expense	789	575	1,873	1,509
Non-GAAP cost of revenue (exclusive of depreciation and amortization)	$49,918	$38,155	$139,611	$103,338
GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	41%	40%	41%	40%
Non-GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	40%	40%	40%	39%

GAAP sales and marketing	$25,644	$19,362	$77,558	$53,255
Less: Stock-based compensation expense	2,023	738	5,496	1,587
Non-GAAP sales and marketing	$23,621	$18,624	$72,062	$51,668
GAAP sales and marketing as a percentage of revenue	21%	20%	22%	20%
Non-GAAP sales and marketing as a percentage of revenue	19%	19%	21%	20%

GAAP research and product development	$28,959	$16,500	$79,966	$46,389
Less: Stock-based compensation expense	4,330	1,451	11,160	3,522
Non-GAAP research and product development	$24,629	$15,049	$68,806	$42,867
GAAP research and product development as a percentage of revenue	23%	17%	23%	18%
Non-GAAP research and product development as a percentage of revenue	20%	16%	20%	16%

GAAP general and administrative	$19,347	$13,404	$76,258	$40,971
Less: Stock-based compensation expense	3,688	1,299	9,680	3,435
Less: Impairment	—	—	19,792	—
Less: Legal costs and insurance recoveries	—	(1,900)	—	(1,900)
Non-GAAP general and administrative	$15,659	$14,005	$46,786	$39,436
GAAP general and administrative as a percentage of revenue	15%	14%	22%	16%
Non-GAAP general and administrative as a percentage of revenue	13%	15%	13%	15%

GAAP depreciation and amortization	$8,241	$7,826	$24,977	$22,844
Less: Amortization of stock-based compensation capitalized in software development costs	584	471	1,682	1,299
Less: Amortization of purchased intangibles	1,093	1,153	3,396	3,494
Non-GAAP depreciation and amortization	$6,564	$6,202	$19,899	$18,051
GAAP depreciation and amortization as a percentage of revenue	7%	8%	7%	9%
Non-GAAP depreciation and amortization as a percentage of revenue	5%	6%	6%	7%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Loss from operations:
GAAP loss from operations	$(7,819)	$(13)	$(52,418)	$(4,536)
Less: Stock-based compensation expense	10,830	4,063	28,209	10,053
Less: Amortization of stock-based compensation capitalized in software development costs	584	471	1,682	1,299
Less: Amortization of purchased intangibles	1,093	1,153	3,396	3,494
Less: Impairment	—	—	19,792	—
Less: Legal costs and insurance recoveries	—	(1,900)	—	(1,900)
Non-GAAP income from operations	$4,688	$3,774	$661	$8,410

Operating margin:
GAAP operating margin	(6.3)%	—%	(15.1)%	(1.7)%
Stock-based compensation expense as a percentage of revenue	8.7	4.2	8.1	3.8
Amortization of stock-based compensation capitalized in software development costs as a percentage of revenue	0.5	0.5	0.5	0.5
Amortization of purchased intangibles as a percentage of revenue	0.9	1.2	1.0	1.3
Impairment as a percentage of revenue	—	—	5.7	—
Legal costs and insurance recoveries as a percentage of revenue	—	(2.0)	—	(0.7)
Non-GAAP operating margin	3.7%	3.9%	0.2%	3.2%

Net (loss) income:
GAAP net (loss) income	$(4,162)	$(141)	$(48,419)	$2,359
Less: Stock-based compensation expense	10,830	4,063	28,209	10,053
Less: Amortization of stock-based compensation capitalized in software development costs	584	471	1,682	1,299
Less: Amortization of purchased intangibles	1,093	1,153	3,396	3,494
Less: Impairment	—	—	19,792	—
Less: Legal costs and insurance recoveries	—	(1,900)	—	(1,900)
Less: Gain on sale of business	(4,156)	—	(4,156)	—
Less: Income tax effect of adjustments	234	1,104	(724)	8,120
Non-GAAP net income	$3,955	$2,542	$1,228	$7,185

Net (loss) income per share, basic:
GAAP net (loss) income per share, basic	$(0.12)	$—	$(1.39)	$0.07
Non-GAAP adjustments to net income	0.23	0.08	1.42	0.14
Non-GAAP net income per share, basic	$0.11	$0.08	$0.03	$0.21

Net (loss) income per share, diluted:
GAAP net (loss) income per share, diluted	$(0.12)	$—	$(1.39)	$0.07
Non-GAAP adjustments to net income	0.23	0.08	1.39	0.14
Non-GAAP net income per share, diluted	$0.11	$0.08	$—	$0.21

Weighted-average shares used in GAAP per share calculation
Basic	35,043	34,614	34,936	34,525
Diluted	35,043	34,614	34,936	35,695

Weighted-average shares used in non-GAAP per share calculation
Basic	35,043	34,614	34,936	34,525
Diluted	35,710	35,653	35,695	35,695

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021(1)	2022	2021
Free cash flow:
GAAP net cash provided by operating activities	$16,003	$15,798	$19,284	$26,459
Purchases of property and equipment	(844)	(2,362)	(5,943)	(5,166)
Capitalized software development costs	(3,275)	(6,600)	(10,468)	(18,511)
Non-recurring expenses paid related to the sale of MyCase	—	—	—	7,759
Legal costs and insurance recoveries	—	—	—	4,250
Non-GAAP free cash flow	$11,884	$6,836	$2,873	$14,791

Free cash flow margin:
GAAP net cash provided by operating activities as a percentage of revenue	12.8%	16.5%	5.5%	10.0%
Purchases of property and equipment as a percentage of revenue	(0.7)	(2.5)	(1.7)	(2.0)
Capitalized software development costs as a percentage of revenue	(2.6)	(6.9)	(3.0)	(7.0)
Non-recurring expenses paid related to the sale of MyCase as a percentage of revenue	—	—	—	2.9
Legal costs and insurance recoveries as a percentage of revenue	—%	—%	—%	1.6%
Non-GAAP free cash flow margin	9.5%	7.1%	0.8%	5.6%

(1) Amounts have been revised from those previously reported to reflect certain insurance recoveries received in the fourth quarter of fiscal year 2021 that had previously been reported in the third quarter of fiscal year 2021.

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
	2021	2021	2021	2021
Costs and operating expenses:
GAAP cost of revenue (exclusive of depreciation and amortization)	$33,298	$32,819	$38,730	$39,097
Less: Stock-based compensation expense	471	463	575	515
Non-GAAP cost of revenue (exclusive of depreciation and amortization)	$32,827	$32,356	$38,155	$38,582
GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	42%	37%	40%	41%
Non-GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	42%	36%	40%	40%

GAAP sales and marketing	$16,179	$17,714	$19,362	$19,945
Less: Stock-based compensation expense	402	447	738	742
Non-GAAP sales and marketing	$15,777	$17,267	$18,624	$19,203
GAAP sales and marketing as a percentage of revenue	21%	20%	20%	21%
Non-GAAP sales and marketing as a percentage of revenue	20%	19%	19%	20%

GAAP research and product development	$14,383	$15,506	$16,500	$19,591
Less: Stock-based compensation expense	857	1,214	1,451	1,935
Non-GAAP research and product development	$13,526	$14,292	$15,049	$17,656
GAAP research and product development as a percentage of revenue	18%	17%	17%	20%
Non-GAAP research and product development as a percentage of revenue	17%	16%	16%	18%

GAAP general and administrative	$13,361	$14,206	$13,404	$16,308
Less: Stock-based compensation expense	1,046	1,090	1,299	2,096
Less: Legal costs and insurance recoveries	—	—	(1,900)	—
Non-GAAP general and administrative	$12,315	$13,116	$14,005	$14,212
GAAP general and administrative as a percentage of revenue	17%	16%	14%	17%
Non-GAAP general and administrative as a percentage of revenue	16%	15%	15%	15%

GAAP depreciation and amortization	$7,369	$7,649	$7,826	$8,001
Less: Amortization of stock-based compensation capitalized in software development costs	398	430	471	513
Less: Amortization of purchased intangibles	1,187	1,153	1,153	1,153
Non-GAAP depreciation and amortization	$5,784	$6,066	$6,202	$6,335
GAAP depreciation and amortization as a percentage of revenue	9%	9%	8%	8%
Non-GAAP depreciation and amortization as a percentage of revenue	7%	7%	6%	7%

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
	2021	2021	2021	2021
Loss from operations:
GAAP (loss) income from operations	$(5,669)	$1,146	$(13)	$(7,342)
Less: Stock-based compensation expense	2,776	3,214	4,063	5,288
Less: Amortization of stock-based compensation capitalized in software development costs	398	430	471	513
Less: Amortization of purchased intangibles	1,187	1,153	1,153	1,153
Less: Legal costs and insurance recoveries	—	—	(1,900)	—
Non-GAAP (loss) income from operations	$(1,308)	$5,943	$3,774	$(388)

Operating margin:
GAAP operating margin	(7.2)%	1.3%	—%	(7.7)%
Stock-based compensation expense as a percentage of revenue	3.5	3.6	4.2	5.5
Amortization of stock-based compensation capitalized in software development costs as a percentage of revenue	0.5	0.5	0.5	0.5
Amortization of purchased intangibles as a percentage of revenue	1.5	1.3	1.2	1.2
Legal costs and insurance recoveries as a percentage of revenue	—	—	(2.0)	—
Non-GAAP operating margin	(1.7)%	6.7%	3.9%	(0.4)%

Net income (loss):
GAAP net income (loss)	$479	$2,021	$(141)	$(1,331)
Less: Stock-based compensation expense	2,776	3,214	4,063	5,288
Less: Amortization of stock-based compensation capitalized in software development costs	398	430	471	513
Less: Amortization of purchased intangibles	1,187	1,153	1,153	1,153
Less: Legal costs and insurance recoveries	—	—	(1,900)	—
Less: Income tax effect of adjustments	5,206	1,810	1,104	(6,820)
Non-GAAP net (loss) income	$(366)	$5,008	$2,542	$12,443

Net income (loss) per share, basic:
GAAP net income (loss) per share, basic	$0.01	$0.06	$—	$(0.04)
Non-GAAP adjustments to net income (loss)	(0.02)	0.09	0.08	0.40
Non-GAAP net (loss) income per share, basic	$(0.01)	$0.15	$0.08	$0.36

Net income (loss) per share, diluted:
GAAP net income (loss) per share, diluted	$0.01	$0.06	$—	$(0.04)
Non-GAAP adjustments to net income (loss)	(0.02)	0.08	0.08	0.39
Non-GAAP net (loss) income per share, diluted	$(0.01)	$0.14	$0.08	$0.35

Weighted-average shares used in GAAP per share calculation
Basic	34,409	34,548	34,614	34,738
Diluted	35,712	35,674	34,614	34,738

Weighted-average shares used in non-GAAP per share calculation
Basic	34,409	34,548	34,614	34,738
Diluted	34,409	35,674	35,653	35,675

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
	2021(1)	2021	2021(1)	2021(1)
Free cash flow:
GAAP net cash (used in) provided by operating activities	$(4,437)	$15,098	$15,798	$8,932
Purchases of property and equipment	(938)	(1,866)	(2,362)	(2,937)
Capitalized software development costs	(6,140)	(5,771)	(6,600)	(6,104)
Non-recurring expenses paid related to the sale of MyCase	5,185	2,574	—	—
Legal costs and insurance recoveries	4,250	—	—	(1,900)
Non-GAAP free cash flow	$(2,080)	$10,035	$6,836	$(2,009)

Free cash flow margin:
GAAP net cash (used in) provided by operating activities as a percentage of revenue	(5.6)%	17.0%	16.5%	9.3%
Purchases of property and equipment as a percentage of revenue	(1.2)	(2.1)	(2.5)	(3.1)
Capitalized software development costs as a percentage of revenue	(7.8)	(6.5)	(6.9)	(6.4)
Non-recurring expenses paid related to the sale of MyCase as a percentage of revenue	6.6	2.9	—	—
Legal costs and insurance recoveries as a percentage of revenue	5.4	—	—	(2.0)
Non-GAAP free cash flow margin	(2.6)%	11.3%	7.1%	(2.1)%

(1) Amounts have been revised from those previously reported to reflect (i) certain insurance recoveries received in the fourth quarter of fiscal year 2021 that had previously been reported in the third quarter of fiscal year 2021, (ii) receipt of proceeds from certain post-closing transition services provided by the Company to MyCase in the first quarter of fiscal year 2021, and (iii) payment of certain legal costs in the first quarter of fiscal year 2021.

Statement Regarding the Use of Non-GAAP Financial Measures

We disclose the following non-GAAP financial measures in this press release: non-GAAP income (loss) from operations, non-GAAP operating expenses (cost of revenue (exclusive of depreciation and amortization), sales and marketing, research and product development, general and administrative, and depreciation and amortization), non-GAAP net income (loss), non-GAAP net income (loss) per share, and free cash flow.

•Non-GAAP presentation of income (loss) from operations, operating expenses, net income (loss), and net income (loss) per share. These measures exclude certain non-cash or non-recurring items, including stock-based compensation expense, amortization of stock-based compensation capitalized in software development costs, amortization of purchased intangibles, impairment, legal costs and insurance recoveries, gain on sale of business, and the related income tax effect of these adjustments, as applicable and described below.

•Free cash flow. Free cash flow is defined as net cash from operating activities, less purchases of property and equipment, capitalization of software development costs, and insurance recoveries, plus legal costs and non-recurring expenses paid related to the sale of MyCase. We use free cash flow to evaluate our generation of cash from operations that is available for purposes other than capital expenditures and capitalized software development costs. Additionally, we believe that information regarding free cash flow provides investors with a perspective on the cash available to fund ongoing operations, because we review cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

We use each of these non-GAAP financial measures internally to assess and compare operating results across reporting periods, for internal budgeting and forecasting purposes, and to evaluate our financial performance. We believe these adjustments also provide useful supplemental information to investors and facilitate the analysis of our operating results and comparison of operating results across reporting periods.

In particular, we believe these non-GAAP financial measures are useful to investors and others in assessing our operating performance due to the following factors:

•Stock-based compensation expense and amortization of stock-based compensation capitalized in software development costs. We utilize stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of our stockholders while ensuring long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

•Amortization of purchased intangibles. We view amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

•Impairment. We believe that impairment charges do not reflect future operating expenses, and are generally unrelated to financial and operational performance in any particular period.

•Significant legal costs and insurance recoveries. Significant legal litigation costs, settlement expenses or proceeds, other associated expenses, and insurance recoveries of such costs do not relate to the ongoing operation of the business and tend to vary significantly based on the circumstances of each transaction. This is not indicative of our core operating performance and may not be meaningful in comparison to our past operating performance.

•Gains and non-recurring costs related to the sale of businesses. In August 2022 we completed the sale of AppFolio Utility Management, Inc. and in September 2020 we completed the sale of MyCase, Inc., each a former wholly owned subsidiary. We have excluded any gains and charges related to these sales, as we do not consider such amounts to be part of the ongoing operation of our business.

•Income tax effects of adjustments. We utilize a fixed long-term projected tax rate in our computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a financial projection that excludes the direct impact of other non-GAAP adjustments. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For the quarter ended September 30, 2022, we have determined the projected non-GAAP tax rate to be 25%. We periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, and material changes in the forecasted geographic earnings mix.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and can exclude expenses that may have a material impact on our reported financial results. As such, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the tables above. We encourage investors to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

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